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                                                                    EXHIBIT 10.9

                                SECOND AMENDMENT
                                       TO
                     FIRST FINANCIAL CORPORATION EXECUTIVES'
                          SUPPLEMENTAL RETIREMENT PLAN
               (As Amended and Restated Effective January 1, 1997)

          WHEREAS, First Financial Corporation (the "Employer") maintains the First Financial Corporation Executives' Supplemental Retirement Plan (As Amended and Restated Effective January 1, 1997) (the "SERP"); and

          WHEREAS, the Employer has determined that the SERP should be amended to (i) freeze participation in the Plan, (ii) freeze benefit accruals under the Plan as of December 31, 2004 and (iii) offset amounts accrued under the SERP by amounts payable to a participant under Section 3.3 of the First Financial Executives' Deferred Compensation Plan; and

          WHEREAS, the Board of Directors of the Employer has authorized such amendments to the SERP as set forth below;

          NOW, THEREFORE, pursuant to the power reserved to the Board of Directors under Article VII of the SERP, the SERP is hereby amended, effective December 31, 2004 as follows:

     1.   By adding the following sentence to the end of Section 3.2:

          "Amounts payable pursuant to this Section will be reduced on a dollar-for-dollar basis by amounts payable to the Participant pursuant to Section 3.3 of the First Financial Executives' Deferred Compensation Plan."

     2.   By adding the following Supplement A to the Plan:

                                  "SUPPLEMENT A
                               FREEZE OF THE PLAN

               A-1 Application. The purpose of this Supplement is to freeze the Plan effective December 31, 2004. The provisions of this Supplement supersede the provisions of the Plan to the extent necessary to eliminate any inconsistency between the Plan and this Supplement.

               A-2 Freeze Effective Date. Notwithstanding any provision of the Plan to the contrary, the Plan will be "frozen" effective December 31, 2004 (the "Freeze

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          Date") in accordance with the provisions of the Plan as modified by this Supplement.

               A-3 Cessation of Benefit Accrual. A Participant's benefit under the Plan will be limited to his accrued benefit as of the Freeze Date, which will equal the present value as of December 31, 2004, of the amount to which the Participant would be entitled under the Plan if the Participant voluntarily terminated service without cause on December 31, 2004 and received a payment of the benefits with the maximum value available from the Plan on the earliest possible date allowed under the Plan to receive a payment of benefits following the termination of services. Participants will not accrue any additional benefits after the Freeze Date. Notwithstanding the foregoing, the Participant's accrued benefit as of the Freeze Date may increase to equal the present value of the benefit the Participant actually becomes entitled to, determined under the terms of the Plan as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004, or any other events affecting the amount of or the entitlement to benefits (other than the Participant's survival or a participation election under the terms of the Plan with respect to the time or form of an available benefit).

               A-4 Continued Participation. All employees who are Participants on the Freeze Date will continue as Participants with respect to their accrued benefits under the Plan until the accrued benefits are distributed to them or to their beneficiaries as provided in the Plan. No other individual will become a Participant after the Freeze Date.

               A-5 Distribution of Benefits. No distribution of benefits will be made to or for the benefit of Participants solely as a result of the freeze of the Plan. Benefits will be paid at the time and in the manner provided for in the Plan."

         The Plan shall remain the same in all other respects.

          IN WITNESS WHEREOF, First Financial Corporation has caused this amendment to be executed on its behalf by its duly authorized officers this _____ day of December, 2005, but effective as of December 31, 2004.

                                        FIRST FINANCIAL CORPORATION


                                        By:
                                            ------------------------------------
                                            Norman L. Lowery, Chief Executive
                                            Officer

ATTEST:

------------------------------------
Michael A. Carty, Chief Financial
Officer